AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment to Employment Agreement ("Amendment") is made and entered into as of August 27, 1997, by and between Price Enterprises, Inc., a Delaware Corporation ("Employer") and Jack McGrory ("Executive").


                                    Recitals

A. On June 18, 1997 an Employment Agreement was made and entered into by and between Executive and Employer.

B. Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:


                                    Agreement

1.   Section 2.5 of the Employment Agreement, which currently provides:

          2.5 Stock Option Plan. Employer has adopted The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan"). Effective as of the first date of the Employment Term, Executive will receive a grant of options to purchase shares of Employer's Common Stock, the number of such options equating to 1% of Employer's then-issued and outstanding shares of Common Stock. Said options will be exercisable at a price equal to the fair market value of the Common Stock as of the effective date of the grant (i.e., the first date of the Employment Term), with such options vesting at twenty percent (20%) per year over a period of five (5) years and expiring six (6) years from the effective date of grant. Said grant of options shall provide, among other things, that in the event of any merger, consolidation or reorganization of Employer with any other entity or entities not affiliated with Employer, where Employer is not the surviving entity, occurring within three (3) years of the commencement of the Employment Term, 60% of the total options granted shall be deemed vested and the remaining 40% shall be deemed cancelled. In addition, such options shall otherwise be granted in accordance with and subject to all other terms, conditions and restrictions set forth in the Stock Plan.

     is hereby amended to provide as follows:

          2.5 Stock Option Plan. Employer has adopted The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan"). As of the twenty-sixth day of trading on the Nasdaq National Market, after the aforementioned spin-off of the merchandise businesses (said twenty-sixth day hereafter referred to as the "Effective Date of Grant"), Executive will receive a grant of options to purchase shares of Employer's Common Stock, the number of such options equating to 1% of Employer's then-issued and outstanding shares of such Common Stock. Said options will be exercisable at a price equal to the fair market value of Employer's Common Stock as of the Effective Date of Grant, which shall be deemed to be the average of the per share closing sales price for Employer's Common Stock for the twenty days commencing on the sixth day after the effective date of the spin-off. Such options shall vest at the rate of twenty percent (20%) per year over a period of five (5) years and expiring six (6) years from the effective date of grant. Said grant of options shall provide, among other things, that in the event of any merger, consolidation or reorganization of Employer with any other entity or entities not affiliated with Employer, where Employer is not the surviving entity, occurring within three (3) years of the commencement of the Employment Term, 60% of the total options granted shall be deemed vested and the remaining 40% shall be deemed cancelled. In addition, such options shall otherwise be granted in accordance with and subject to all other terms, conditions and restrictions set forth in the Stock Plan.



Date: 8-26-97



EXECUTIVE                                              EMPLOYER
                                                PRICE ENTERPRISES, INC.

                                                By: /s/ Robert E. Price
Jack McGrory                                        ----------------------------
                                                Name:   Robert E. Price
/s/ Jack McGrory                                Title:  President
---------------------------